UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                       FORM 8-K
                            CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934
          Date of Report (Date of earliest event reported):
                              February 28, 2000
             SYNERGY TECHNOLOGIES CORPORATION
            (Exact name of registrant as specified in its charter)
    Colorado                      0-26721                       84-1379164
(State or other            (Commission File           (I.R.S.  Employer
jurisdiction of                   Number)                   Identification No.)
incorporation or
organization)
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Item 4.  Changes in Registrant's Certifying Accountant.
     (a) As of February 28, 2000, Synergy Technologies Corporation ("Registrant") dismissed as the principal accountant previously engaged to audit the Registrant's financial statements, Sarna & Co. Sarna & Co. was engaged to audit the Registrant's fiscal year ended December 31, 1998 and the subsequent period ended March 31, 1999.

     Sarna & Co.'s report on the Registrant's financial statements for the fiscal year ended December 31, 1998, did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to change accountants was approved by the Registrant's Board of Directors.
     During the Registrant's two (2) most recent fiscal years (of which Sarna & Co. audited only the 1998 fiscal year) and during all subsequent interiim periods preceeding Sarna & Co.'s dismissal, there were no disagreements between the Registrant and the former accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     There were no reportable events (as such term is defined by paragraph
(a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission ("Regulation S-K") that occurred within the Registrant's two most recent fiscal years nor any subsequent interim period preceding the dismissal of Sarna & Co.

     The Registrant provided Sarna & Co. with a copy of the disclosures made in this Current Report Form 8-K prior to the filing of the same. The Registrant has requested Sarna & Co. to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made in this Form 8-K and, if not, stating the respects in which it does not agree.

     At the time of filing this Current Report, the Registrant had not received the aforementioned letter from Sarna & Co. The Registrant has requested that Sarna & Co. provide such letter as promptly as possible so that the Registrant can file the letter with the SEC within ten (10) business days after filing of this Current Report.

     (b) As of February 28, 2000, the Registrant has engaged the accounting firm of Hansen, Barnett & Maxwell, a professional corporation, as its principal accounting firm to audit its financial statements. The Registrant has not consulted with Hansen, Barnett & Maxwell regarding either the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements; nor any disagreement or other reportable event (as such are defined in paragraphs
(a)(1)(iv)-(v) under Item 304 of Regulation S-K) as no such disagreement or reportable event occurred as disclosed above.

                                SIGNATURES
Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SYNERGY TECHNOLOGIES CORPORATION

By:  /s/ Jacqueline Danforth
Jacqueline Danforth
Director, Secretary and Treasurer
Dated:   March 3, 2000